Exhibit 99.2

Notice of Guaranteed Delivery

for

TranSwitch Corporation

Offer for all

5.45% Convertible Plus Cash NotesSM due September 30, 2007

in Exchange for

Cash and Common Stock

Which Will Be Registered Under

the Securities Act of 1933, as Amended,

Prior to Closing

You must use this form, or a form substantially equivalent to this form, to accept the Exchange Offer of TranSwitch Corporation (the “Company”) made pursuant to the Preliminary Prospectus, dated •, 2005 (the “Prospectus”), if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach U.S. Bank National Association, as exchange agent (the “Exchange Agent”), prior to 12:00 midnight, New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender outstanding 5.45% Convertible Plus Cash NotesSM due September 30, 2007 (the “Notes”), pursuant to the Exchange Offer, a Letter of Transmittal (or facsimile thereof) or an electronic confirmation pursuant to The Depository Trust Company’s ATOP system, with any required signature guarantees and any other required documents, must also be received by the Exchange Agent prior to 12:00 midnight, New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

Delivery To:

U.S. Bank National Association

Exchange Agent

For 5.45% Convertible Plus Cash NotesSM due September 30, 2007

By Registered U.S. Mail, Hand or

Overnight Courier:

Attention: Specialized Finance–2nd Floor

60 Livingston Avenue

St. Paul, Minnesota 55107

Confirm by Telephone:

(800) 934-6802

For information with respect to the Exchange Offer call:

Georgeson Shareholder Communications Inc.

(866) 357-4032

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Notes set forth below pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

The undersigned understands that tenders of Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Notes pursuant to the Exchange Offer may not be withdrawn after 12:00 midnight, New York City time, on the Expiration Date. Tenders of Notes may be withdrawn as provided in the Prospectus.

Total Principal Amount of Notes Tendered:*	For book-entry to The Depositary Trust Company, please provide account number:
$	Account Number
*	Must be in denominations of principal amount of $1,000 or any integral multiple thereof. Include total principal amount of Notes tendered in a Letter of Transmittal.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE
☒ ☒ Signature(s) of Owner(s) or Authorized Signatory Area Code and Telephone Number:	Date

Must be signed by the Holder(s) of Notes as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below:

Name(s): Capacity Address(es):	Please print name(s) and address(es)

DO NOT SEND NOTES WITH THE FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.